UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 30, 2008

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2008, Mr. Michael G. Staffaroni and Heeling Sports Limited, a wholly-owned subsidiary of Heelys, Inc. (the “Company”), entered into a Severance and General Release Agreement (the “Severance Agreement”) in connection with Mr. Staffaroni’s resignation as Chief Executive Officer, President and as a Director of the Company.

Under the Severance Agreement, Mr. Staffaroni is entitled to receive $466,666.67, payable in ten semi-monthly installments of $16,666.67 beginning six months after the date of the Severance Agreement, followed by one lump sum payment of $300,000 payable in January 2009, up to 14 months of reimbursements for health and life insurance, and will be paid for any unused vacation or personal days and any unreimbursed expenses.  The Agreement provides for (i) mutual releases, (ii) the continuation of certain obligations of Mr. Staffaroni to the Company under his employment agreement with the Company, and (iii) modifies the non-compete provision contained in such employment agreement to decrease from one-year to six-months the terms of his non-compete relating to competitive business activities other than those based on wheeled footwear products.  A copy of the Severance Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms thereof are incorporated by reference herein.

Mr. Staffaroni also agreed to perform certain consulting services for the Company for one year with no additional compensation.  During the term of such consulting relationship, options granted to Mr. Staffaroni will continue to vest in accordance with the Heelys, Inc. 2006 Stock Incentive Plan.

On January 30, 2008, the Board of Directors of the Company (the “Board”) elected Mr. Ralph Parks to serve as a member of the Board.

On February 1, 2008, Mr. Parks was appointed to serve as interim Chief Executive Officer of the Company.  Mr. Parks, 61, has been involved in the footwear industry since 1965 in various capacities, including sales, management and consulting.  Mr. Parks retired in 1999 after a 34-year career in the retail industry, including eight years as Chief Executive Officer of Footaction, USA, an athletic footwear and apparel retailer and was inducted into the Sporting Goods Industry Hall of Fame in May 2000.  Since 2002, he has served as President of RT Parks, Inc., a retailer of New Balance® footwear and apparel. Mr. Parks also serves on the board of directors of Hibbett Sports, Inc., an operator of sporting goods stores, and Kirklands, Inc., a retailer of home décor items.  Mr. Parks is also on the audit committee of the board of directors of Kirklands, Inc.

There is no arrangement or understanding between Mr. Parks and any other person pursuant to which he was selected as a director or as interim Chief Executive Officer.

The Company also announced that an executive search firm will be retained to identify a new Chief Executive Officer.

A press release issued by the Company in connection with the foregoing is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits.

(d)		Exhibits.

	10.1	Severance and General Release Agreement, dated as of February 1, 2008, between Michael G. Staffaroni and Heeling Sports Limited.

	99.1	Press Release of Heelys, Inc., dated February 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: February 4, 2008	By:	/s/ Michael W. Hessong
Michael W. Hessong
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance and General Release Agreement, dated as of February 1, 2008, between Michael G. Staffaroni and Heeling Sports Limited.

99.1	Press Release of Heelys, Inc., dated February 1, 2008.